Exhibit 10.1

Exhibit A

INCENTIVE STOCK OPTION AGREEMENT

INCENTIVE STOCK OPTION AGREEMENT made this 14th day of February 2023 between UFP TECHNOLOGIES, INC., a Delaware corporation (hereinafter called the Corporation), and R. JEFFREY BAILLY, an employee of the Corporation or one or more of its subsidiaries (hereinafter called the Employee).

The Corporation desires, by affording the Employee an opportunity to purchase shares of its Common Stock, $.01 par value (hereinafter called the Common Stock), as hereinafter provided, to carry out the purpose of the Corporation's 2003 Incentive Plan adopted on April 8, 2003, as amended (the Plan). Terms not defined herein shall have the meaning set forth in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree as follows:

1. Grant of Option. The Corporation hereby irrevocably grants to the Employee the right and option (hereinafter called the Option) to purchase all or any part of an aggregate of 1,792 shares of the Common Stock (such number being subject to adjustment as provided in paragraph 7 hereof) on the terms and conditions herein set forth. The Option is intended by the parties hereto to be, and shall be treated as, an incentive stock option (as such term is defined under Section 422 of the Internal Revenue Code of 1986 (hereinafter called the Code)).

2. Purchase Price. The purchase price of the shares of the Common Stock covered by the Option shall be $111.54 per share.

3. Term of Option. The term of the Option shall be for a period of Five (5) years from the date hereof, subject to earlier termination as provided in paragraph 6 hereof. Except as otherwise provided in paragraph 6 hereof, the Option shall become exercisable with respect to 50% of the total number of shares subject to the Option on March 1, 2024 and with respect to the remaining 50% of such total number of shares on March 1, 2025, provided however, that the Corporation may, at any time during the period in which the Option is not then exercisable in full, accelerate the exercisability of the Option subject to such terms as the Corporation deems necessary and appropriate, and provided further, however, that the Option shall immediately become exercisable in full immediately prior to a Change in Control, or upon the termination of the Employee’s employment by the Corporation without “Cause”, or termination of the Employee’s employment for “Good Reason”, as such terms are defined in the Employee’s Employment Agreement dated October 8, 2007 with the Corporation, as amended. The purchase price of the shares as to which the Option shall be exercised shall be paid at the time of exercise as provided in paragraph 8 hereof.

4. Non-transferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended or the regulations thereunder. Subject to the foregoing, the Option may be exercised, during the lifetime of the Employee, only by him. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option shall be null and void and without effect.

5. Registration of Shares. The Corporation may, in its discretion, require as conditions to the right to exercise this Option that (a) a registration statement under the Securities Act of 1933, as amended, shall be in effect and current with respect to the shares issuable upon exercise of this Option, or (b) the Employee has given to the Corporation prior to the purchase of any shares pursuant hereto, assurances satisfactory to it that such shares are being purchased for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, including without limitation, a written agreement of the Employee that the shares will not be transferred unless registered under the Securities Act of 1933, as amended, or unless counsel for the Corporation gives a written opinion that such transfer is permissible under Federal and State law without registration.

6. Termination of Employment. Except as otherwise provided in this paragraph, the Option shall terminate and be canceled on the first to occur of the expiration date of this Option as set forth in paragraph 3 hereof or the date which is three (3) months following the date on which the Employee ceases to be an employee of the Corporation or one or more of its subsidiaries. The Option shall be exercisable during such three month period to the extent it was exercisable on the date of such termination. In the event that the employment of the Employee shall be terminated on account of the Employee's death, retirement (at the age 65 or earlier as may be permitted by the Corporation), or permanent disability (as such term is defined in Section 22(e)(3) of the Code), the Option may be exercised in full, without regard to any installments under Section 3 hereof, by the Employee or, by his heirs, legatees, or legal representatives, as the case may be, during its specified term prior to one (1) year after the date of death, permanent disability, or retirement, but in any event not later than five (5) years from the date hereof. Notwithstanding the foregoing, the Employee hereby acknowledges that in addition to other requirements, in order to be entitled to favorable tax treatment under the Code with respect to the Option, the Employee may not exercise the Option more than three months after the date of termination of employment due to retirement. So long as the Employee shall continue to be an employee of the Corporation or one or more of its subsidiaries, the Option shall not be affected by any change of duties or position. Nothing in this Option Agreement shall confer upon the Employee any right to continue in the employ of the Corporation or of any of its subsidiaries or interfere in any way with the right of the Corporation or any such subsidiary to terminate his employment at any time.

7. Changes in Capital Structure. Adjustments and other matters relating to stock dividends, stock splits, recapitalizations, reorganizations, Corporate Events and the like shall be made and determined in accordance with Section 6 of the Plan, as in effect on the date of this Agreement.

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8. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Corporation at its principal business address attention of the Secretary. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. At that time, this Option Agreement shall be turned in to the Corporation for action by the Corporation to reduce the number of shares to which it applies. Such notice shall be accompanied by payment in cash or by check, or if so approved by the Corporation, by shares of the Common Stock or by a combination of these methods of payment. Payment may also be made by delivery (including delivery by facsimile transmission) to the Corporation or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Corporation to pay for the exercise price. In the event that payment is made in shares of the Common Stock, the per share value of the Common Stock shall be the fair market value of such stock on the date of exercise. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option, (or, if the Option shall be exercised by the Employee and if the Employee shall so request in the notice exercising the Option, the certificate or certificates shall be registered in the name of the Employee and another person jointly, with the right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised by any person or persons other than the Employee (to the extent permitted under this Incentive Stock Option Agreement), such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

9. Acknowledgment.   By Employee’s acceptance as evidenced below, Employee acknowledges that the Employee has received and has read, understood and accepted all the terms, conditions and restrictions of this Option Agreement and the Plan. Employee understands and agrees that this Option Agreement is subject to all the terms, conditions, and restrictions stated in this Option Agreement and the Plan, as the latter may be amended from time to time in the Corporation’s sole discretion. In addition, the Employee acknowledges that the Option, the shares issuable hereunder and the other rights granted to the Employee hereunder shall be subject to forfeiture to the Corporation in accordance with any policy that may hereafter be promulgated by the Corporation to comply with the requirements of Section 10D(b)(2) of the Securities Exchange Act of 1934, as amended.

10. General. The Corporation shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Incentive Stock Option Agreement, shall pay all original issue taxes with respect to the issue of shares pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation, shall be applicable thereto. The Corporation makes no representation or warranty that this Option or shares issued pursuant hereto qualify under any Federal or State law for any special tax treatment. The terms of this Option Agreement shall be construed to conform with, and shall be governed by the provisions of the Plan, as amended, and in the event of any inconsistency between the provisions of this Incentive Stock Option Agreement and the Plan, the provisions of the Plan shall control.

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11. Subsidiary. As used herein, the term “subsidiary” shall mean any present or future corporation which would be a “subsidiary corporation” of the Corporation, as the term is defined in Section 424 of the Code.

12. Section 409A of the Code. This Agreement is intended to comply with the provisions of Section 409A of the Code to the extent they are applicable, and shall be administered in a manner consistent with this intent. Without limiting the foregoing, any requirements imposed under the Treasury Regulations promulgated under said Section 409A as finally adopted, in order for the Option granted hereunder to remain in compliance with said Section 409A, are hereby incorporated by reference into this Agreement.

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IN WITNESS WHEREOF, the Corporation has caused this Incentive Stock Option Agreement to be duly executed by its officer thereunto duly authorized, and the Employee has hereunto set his hand and seal all on the day and year first above written.

UFP TECHNOLOGIES, INC.

By:
Name: Ronald J. Lataille
Title: Chief Financial Officer

R. Jeffrey Bailly

Address

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